Exhibit 99.1

NEWS RELEASE For Immediate Release

Rockwood Enters Into Definitive Agreement to Sell Its Titanium Dioxide Pigments and Other Non-Strategic Businesses

Princeton, NJ USA (September 17, 2013) — Rockwood Holdings, Inc. (NYSE: ROC) announced today that it entered into a definitive agreement to sell its Titanium Dioxide Pigments and four other non-strategic businesses to Huntsman Corporation (NYSE: HUN), a global specialty chemical company, for an enterprise value of $1.325 billion, including the assumption of $225 million in pension obligations, and subject to other customary adjustments. This transaction is expected to close during the first half of 2014, following receipt of regulatory approvals.

The businesses being sold include Titanium Dioxide Pigments, Color Pigments & Services, Timber Treatment Chemicals, Rubber/Thermoplastics Compounding, and Water Chemistry. These businesses had combined net sales of $1,450.8 million and $1,539.0 million for twelve months ended December 31, 2012 and last twelve months (LTM) ended June 30, 2013, respectively.

“With the sale of these businesses, we have successfully completed, ahead of schedule, all of our key objectives for 2013,” said Seifi Ghasemi, Chairman and Chief Executive Officer. “In January of 2013, we announced a plan consisting of four strategic initiatives to further maximize shareholder value. We have delivered on all of them as follows:

•                  Repurchase $400 million of common shares: Acquired 6.23 million shares at an average price of $64.17/per share, completing the current program on September 5.

•                  Target dividend yield of 2.8% to 3.2%: Raised our quarterly dividend by nearly 30% to $0.45 per share from $0.35 per share in 2012.

•                  Repay debt of up to $600 million: Repaid more than $1.43 billion in principal loans related to secured term debt.

•                  Launch strategic process for non-core businesses: Concluded our process with the sale of seven non-strategic businesses for enterprise value aggregating approximately $3.9 billion, including Advanced Ceramics for EUR 1.49 billion, Clay Based Additives for USD 635 million and Titanium Dioxide Pigments and Other Non-Strategic Businesses for USD 1.325 billion, after adjusting for assumed pension obligations.

“With the completion of these initiatives, Rockwood has reached a significant milestone in its eight-year history since its IPO in August 2005 and is now uniquely positioned to grow within the specialty chemical sector. We remain committed to a disciplined approach in implementing our long-term business strategy, which is to further enhance shareholder value by creating a premier global specialty chemical company with market leading positions in all of its businesses,” added Mr. Ghasemi.

Lazard acted as Rockwood’s financial advisor and Hughes Hubbard & Reed LLP and Willkie Farr & Gallagher LLP as legal advisors.

Titanium Dioxide Pigments and Other Non-Strategic Businesses

Titanium Dioxide Pigments operates under the Sachtleben brand name and is a leading producer of high quality, specialty grade titanium dioxide, serving a wide variety of customers in the synthetic fibers, plastics, paints, packaging inks, coatings, cosmetics, pharmaceuticals, food, catalyst and paper industries. Its principal products include TiO2 in anatase grade, TiO2 in rutile grade and titanium specialties. This business line also provides recycling services for sulfuric waste acid.

Color Pigments and Services is a global producer of synthetic iron-oxide and other inorganic pigments in a wide range of yellow, red, orange, ultramarine blue, black, manganese violet or blended shades, and serves the construction, paints and coatings, plastics and specialty application markets with powder, granular and liquid grades. Color Pigments and Services focuses on developing and manufacturing high value-added inorganic pigments.

Timber Treatment Chemicals is a manufacturer of wood protection products primarily in North America, marketing these products through Viance LLC, a 50/50 joint venture with The Dow Chemical Company. Wood protection products enhance the performance of wood by increasing its longevity through protection from decay and fungal or insect attack. The specialty timber chemicals also add water repellency, fire retardancy, mold inhibition and other properties to wood products.

Rubber/Thermoplastics Compounding business operates under the brand Gomet and is active primarily in the European automotive market, with products made of rubber, thermoplastic and polyurethane materials.

Water Chemistry operates under the brand Sachtleben Wasserchemie and is a leading manufacturer of polyaluminium chloride, or PAC, and polyaluminium nitrate-based flocculants in Central Europe. Flocculants are added to water to improve its purity before, during and after its use in industrial, commercial and municipal applications. PAC flocculants are widely used in public, industrial and swimming pool water treatment and as a process agent in the paper industry.

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Rockwood Holdings, Inc. is a leading global specialty chemicals company. Rockwood has a worldwide employee base of approximately 7,100 people and annual net sales of approximately $3.0 billion in 2012 (after adjustment for the sale of Advanced Ceramics business which closed on August 31, 2013). Rockwood focuses on global niche businesses in the specialty chemicals, pigments and additives markets.

For more information on Rockwood, please visit www.rocksp.com.

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Contact:                                                Nahla A. Azmy

Vice President, Investor Relations & Communications

nazmy@rocksp.com

Phone: 609-524-1109

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This press release contains, and management may make, certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical facts may be forward-looking statements. Words such as “may,” “will,” “should,” “could,” “likely,” “anticipates,” “intends,” “believes,” “estimates,” “expects,” “forecasts,” “plans,” “projects,” “predicts” and “outlook” and similar words and expressions are intended to identify forward-looking statements.  Examples of our forward-looking statements include, among others, statements relating to our outlook, our future operating results on a segment basis, our dividend yield, the expected timing and closing of the announced divestitures and the proceeds from the announced divestitures, our future Adjusted EBITDA, Adjusted EBITDA margins and free cash flows, our share repurchase plans and our strategic initiatives.  Although they reflect Rockwood’s current expectations, they involve a number of known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from those expressed or implied, and are not guarantees of future performance.  These risks, uncertainties and other factors include, without limitation, Rockwood’s business strategy; changes in general economic conditions in North America and Europe and in other locations in which Rockwood currently does business; competitive pricing or product development activities affecting demand for Rockwood’s products; technological changes affecting production of Rockwood’s materials; fluctuations in interest rates, exchange rates and currency values; availability and pricing of raw materials; governmental and environmental regulations and changes in those regulations; fluctuations in energy prices; changes in the end-use markets in which Rockwood’s products are sold; hazards associated with chemicals manufacturing; Rockwood’s ability to access capital markets; Rockwood’s high level of indebtedness; risks associated with competition and the introduction of new competing products, especially from the Asia-Pacific region; risks associated with international sales and operations; risks associated with information securities and the risks, uncertainties and other factors discussed under “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Rockwood’s Form 10-K for the year ended December 31, 2012 and other periodic reports filed with or furnished to the Securities and Exchange Commission.  Rockwood does not undertake any obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

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